SUBSCRIPTION AGREEMENT
U.S. Purchasers

UNITS

To:	Crosshair Exploration & Mining Corp. (the “Issuer”)
And To:	Pacific International Securities Inc. (the “Agent”)
And To:	Pacific International Securities Inc. (U.S.) (the "U.S. Affiliate")
Re:	Purchase and Sale of Units of the Issuer

Dated For Reference: October 12, 2005

The undersigned (the “Purchaser”) hereby irrevocably subscribes for and agrees to purchase from the Issuer, subject to the terms and conditions set forth in Schedule “A” to this subscription (which, together with all appendices (the “Appendices”) attached hereto, shall be deemed to form a part of this subscription), that number of units (the “Units”) of the Issuer set out on page 2 hereof at a price of Cdn$0.80 per Unit.

The Purchaser and the Issuer hereby agree that the Units, and the subsequent offering thereof, shall have and be conducted on the terms and conditions specified in  Schedule “A” hereto.  The Purchaser hereby makes, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, the acknowledgments, representations and warranties set out in Schedule “A” and the Appendices, as applicable, hereto, and agrees that the Issuer and the Agent can rely on such acknowledgments, representations and warranties should this subscription offer be accepted.

INSTRUCTIONS FOR COMPLETING THIS SUBSCRIPTION PRIOR TO DELIVERY TO THE ISSUER

1.

All Purchasers must complete (i) the information required on page 2 with respect to subscription amounts and registration and delivery particulars; and (ii) the information required on page 3 with respect to information regarding the Purchaser.

2.

Complete the applicable Appendices at the end of Schedule “A”:

(a)

All Purchasers who are not natural persons or are portfolio managers purchasing as agent for accounts that are fully managed by it must complete Appendix I – “Corporate Placee Registration Form” for filing with the TSX Venture Exchange (the "Exchange") unless previously filed.

(b)

All Purchasers resident in or otherwise subject to the laws of the United States of America must complete Appendix II – “Certification of U.S. Purchaser” and any further forms required therein.

3.

Return this subscription and all Appendices to the Agent at Suite 1900 - 666 Burrard Street, Vancouver, British Columbia, V6C 3N1 with a certified cheque, money order or bank draft drawn on a Canadian chartered bank and made payable to the Agent in same day freely transferable Canadian funds at par in Vancouver in the aggregate amount of the subscription funds therefor, or in such other manner as may be provided for by the Agent.

SUBSCRIPTION AMOUNTS

No. of Units to be purchased at Cdn$0.80 each
Total Subscription Funds for Units	Cdn$

Dated this	day of	2005

REGISTRATION AND DELIVERY

(Name of Purchaser – please print)

By:

         (Official Capacity or Title – please print)

Authorized Signature

Please print name of individual whose signature appears above if different than the name of the Purchaser printed above

Purchaser's Address (Telephone Number) (Facsimile Number)

Details of Beneficial Purchaser If Not Same as Purchaser

(Name – please print) (if space is inadequate, please attach a schedule containing the necessary information.	Beneficial Purchaser's Address

Registration Instructions (Name Account Reference, if applicable Address	Delivery Instructions Name Account Reference, if applicable Contact Name Address (Telephone Number) (Facsimile Number)

Execution by the Purchaser above shall constitute an irrevocable offer and agreement by the Purchaser to subscribe for the securities described herein on the terms and conditions herein set out.  The Issuer shall be entitled to rely on the delivery of a facsimile copy of this subscription, and acceptance by the Issuer of such facsimile subscription shall be legally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms and conditions hereof.

ACCEPTANCE

This subscription is accepted and agreed to by the Issuer as of the ____ day of _____________, 2005.	) ) ) ) ) )	CROSSHAIR EXPLORATION & MINING CORP. Per: Authorized Signatory

INFORMATION REGARDING THE PURCHASER

Please check the appropriate box (and complete the required information, if applicable) in each section:

1.

Security Holdings.  The Purchaser and all persons acting jointly and in concert with the Purchaser own, directly or indirectly, or exercises control or direction over (provide additional detail as applicable):

☐_________________ common shares of the Issuer and/or the following other kinds of shares and convertible securities (including but not limited to convertible debt, warrants and options) entitling the Purchaser to acquire additional common shares or other kinds of shares of the Issuer:

☐

No shares of the Issuer or securities convertible into shares of the Issuer.

2.

Insider Status.  The Purchaser either:

☐

Is an "Insider" of the Issuer as defined in the Policies of the TSX Venture Exchange (the "Exchange"), by virtue of being:

(a)

a director or senior officer of the Issuer;

(b)

a director or senior officer of a company that is an Insider or subsidiary of the Issuer;

(c)

a person that beneficially owns or controls, directly or indirectly, voting shares of the Issuer carrying more than 10% of the voting rights attached to all the Issuer's outstanding voting shares;

(d)

the Issuer itself if it holds any of its own securities.

☐

Is not an Insider of the Issuer.

3.

Pro Group Status.  The Purchaser either:

☐

Is a Member of the "Pro Group", which is defined in the Rules of the Exchange as either individually or as a group:

1.

the member (i.e. a member of the TSX Venture Exchange under the Exchange requirements);

2.

employees of the member;

3.

partners, officers and directors of the member;

4.

affiliates of the member; and

5.

associates of any parties referred to in subparagraphs 1 through 4;

☐

Is not a member of the Pro Group.

4.

Corporate Placee Form.  The Purchaser is not an individual and either:

☐

has a current Corporate Placee Registration Form on file with the TSX Venture Exchange; or

☐

has completed and returned with this Subscription a duly executed Corporate Placee Registration Form (Appendix I to this Agreement).

SCHEDULE “A”

1.

DEFINITIONS

1.1

In this Agreement, the following words have the following meanings unless otherwise indicated:

(a)

“1933 Act” means the United States Securities Act of 1933 , as amended;

(b)

“Acts” means, collectively, the BC Act, the Alberta Act and the Ontario Act;

(c)

“Agency Agreement” means the agency agreement to be entered into between the Issuer and the Agent;

(d)

“Agent” means Pacific International Securities Inc.;

(e)

“Agreement” means this Agreement, including Schedule “A” and all Appendices;

(f)

“Alberta Act” means the Securities Act (Alberta), as amended, the regulations and rules made thereunder and all administrative policy statements, rules, instruments, blanket orders, notices, directions, and orders  issued by the Alberta Securities Commission;

(g)

“BC Act” means the Securities Act (British Columbia), as amended, the regulations and rules made thereunder and all administrative policy statements, rules, instruments, blanket orders, notices, directions, and orders issued by the BC Securities Commission;

(h)

“Business Day” means any day except Saturday, Sunday, or a statutory holiday in Vancouver, British Columbia;

(i)

"Closing" means the closing on the Closing Date of the transaction of purchase and sale in respect of the Units as contemplated by this Subscription Agreement and the Agency Agreement;

(j)

“Closing Date” means the day on which the Issuer issues the Shares and Warrants comprising the Units to the Purchaser;

(k)

“Commissions” means together, the BC, Alberta and Ontario Securities Commissions;

(l)

"Disclosure Record" means, without limitation, the prospectuses, annual information forms, material change reports, press releases and other documents or reports filed by the Issuer with any applicable securities regulatory authority in Canada during the 24 months preceeding the date hereof;

(m)

“Exchange” means the TSX Venture Exchange;

(n)

“MI 45-102” means the Multilateral Instrument 45-102 entitled “Resale of Securities” published by the Canadian Securities Administrators;

(o)

“NI 45-106” means the National Instrument 45-106 entitled “Prospectus and Registration Exemptions” published by the Canadian Securities Administrators;

(p)

“Ontario Act” means the Securities Act (Ontario), as amended, the regulations and rules made thereunder and all administrative policy statements, rules, instruments, blanket orders, notices, directions, and orders issued by the Ontario Securities Commission;

(q)

“Private Placement” means the offering of the Units by way of private placement;

(r)

“Regulation D” means Regulation D promulgated under the 1933 Act;

(s)

"Regulation S" means Regulation S promulgated under the 1933 Act;

(t)

“Regulatory Authorities” means the Commissions and the Exchange;

(u)

“Securities” means, collectively, the Units, the Shares, the Warrants, and the Warrant Shares;

(v)

“Shares” means the previously unissued common shares of the Issuer, as presently constituted, which will form part of the Units;

(w)

"United States" means the United States of America, its territories and possessions and any State of the United States and the District of Columbia;

(x)

“U.S. Accredited Investor” means an accredited investor as that term is defined in Rule 501(a) of Regulation D;

(y)

"U.S. Person" means a “U.S. person” as that term is defined in Rule 902(o) of Regulation S, and includes (i) any natural person resident in the United States and (ii) any partnership or corporation organized or incorporated under the laws of United States, among other persons specified in such Rule;

(z)

“Units” means units of the Company consisting of one Share and one-half of one Warrant to be offered under the Private Placement;

(aa)

“Warrant Shares” means the previously unissued common shares of the Issuer, as presently constituted, which will be issued on the exercise of the Warrants;

(bb)

“Warrants” means the transferable share purchase warrants of the Issuer, which will form part of the Units and which will have the terms provided in this Agreement and in the certificates representing the share purchase warrants.

2.

PURCHASE AND SALE OF UNITS

2.1

The Issuer is offering up to 7,500,000 Units at $0.80 per Unit.  The offering price of the Units was determined by the Issuer and the Agent with regard to the pricing policies of the Exchange.  The closing of the Private Placement is subject to the acceptance of the Exchange.

2.2

The Issuer has also granted an over-allotment option (the "Over-Allotment Option") to the Agent entitling it to sell up to an additional 3,750,000 Units to cover over-allotments.  The Over-Allotment Option is exercisable by the Agent at any time prior to the Closing.

2.3

The Units are part of a larger offering (the "Offering") of up to $13,000,000 which includes the Units, and any Units sold pursuant to the Over-Allotment Option, and up to 4,000,000 flow-through units (the "FT Units").  Each FT Unit will be priced at $1.00 per FT Unit and will consist of one flow-through common share and one-half of one transferable non-flow-through share purchase warrant, each whole warrant exercisable for a period of two years at a price of $1.75 per share.

2.4

Each Unit will consist of one Share and one-half of one transferable Warrant.

2.5

The Purchaser agrees to deliver to the Agent as soon as possible and, in any event, not later than 12:00 noon (Vancouver time) on November 8, 2005 the following:

(a)

a completed and duly executed copy of this Agreement;

(b)

if the Purchaser is not an individual, a Corporate Placee Registration Form 4C (unless already on file with the Exchange) attached as Appendix I;

(c)

Appendix II – "Certification of U.S. Purchaser";

(d)

all other documents as may be required.

2.6

On the signing of this Agreement, the Purchaser will deliver to the Agent a certified cheque, money order or bank draft drawn on a Canadian chartered bank and made payable to the Agent in the same day freely transferable Canadian funds at par in Vancouver, British Columbia, Canada representing the total purchase price of the Units subscribed for by the Purchaser under this Agreement.  The Agent will hold the Purchaser’s subscription funds in trust pending closing of the Private Placement.  If the Issuer declines to accept this Agreement or all of the conditions of purchase in section 4.1 of this Agreement are not fulfilled or waived, the Issuer or the Agent will return the subscription funds to the Purchaser without interest or deduction.

3.

WARRANTS

3.1

Each full Warrant will entitle the Purchaser to purchase one Warrant Share at a price of $1.25 per Warrant Share, if exercised on or before 4:00 p.m. (Pacific Standard Time) on the first Business Day that is two years after the Closing Date.

3.2

The certificates representing the Warrants will refer to the terms and conditions which govern the Warrants and will include, among other things, provisions for the appropriate adjustment in the class, number, and price of the Warrant Shares issued on exercise of the Warrants if certain events occur, including any subdivision, consolidation, or reclassification of the Issuer's common shares, the payment of stock dividends, and the amalgamation of the Issuer.

3.3

If the Purchaser exercises any Warrants, the Issuer will, in accordance with the certificates representing the Warrants:

(a)

issue to the Purchaser the number of Warrant Shares equal to the number of full Warrants exercised; and

(b)

deliver to the Purchaser a share certificate representing the Warrant Shares.

3.4

Subject to the policies of the Exchange and the terms and conditions of the Agency Agreement, the issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing or from issuing additional securities or rights during the period within which the Warrants may be exercised.

3.5

Subject to certain exceptions or an applicable registration exemption provided under the 1933 Act, the Warrants may not be exercised within the United States or by or on behalf of any U.S. Person and no Warrant Shares will delivered to any address in the United States and each certificate representing the Warrants shall bear a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE.  THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.  THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN THEM UNDER REGULATION S PROMULGATED PURSUANT TO THE SECURITIES ACT”

3.6

Each person exercising a Warrant will be required to give:

(a)

written certification that it is not a U.S. Person and that the Warrant is not being exercised on behalf of a U.S. person or that the Warrant is being exercised in an "offshore transaction" as defined in, and pursuant to, Regulation S under the 1933 Act; or

(b)

a written opinion of counsel to the effect that the Warrant and the Warrant Shares have been registered under the 1933 Act or are exempt from registration thereunder.

4.

CONDITIONS OF PURCHASE

4.1

The Purchaser acknowledges that the Issuer’s obligation to sell the Units to the Purchaser is subject to, among other things, the conditions that:

(a)

the Purchaser duly completes, signs, and delivers to the Issuer a copy of this Agreement, together with all documents required by applicable securities legislation and the Exchange for delivery on the Purchaser’s behalf, including without limitation the documents described in section 2.3 hereof;

(b)

the Issuer has received all necessary regulatory approvals to the Private Placement including the approval of the Exchange;

(c)

the Issuer accepts this subscription;

(d)

the sale of the Units is exempt from prospectus requirements under the BC Act and any other applicable securities legislation relating to the sale of the Units or all appropriate securities regulators issue all orders, consents, or approvals required to permit the sale without the Issuer having to register or file a prospectus or deliver an offering memorandum to the Purchaser;

(e)

the Purchaser’s representations and warranties remain true and correct as at the Closing Date;

(f)

the Issuer satisfies each of the Agent’s conditions contained in the Agency Agreement on or before the Closing Date, other than those conditions waived by the Agent; and

(g)

the Issuer being a "reporting issuer" as that term is defined in MI 45-102 at the Closing Date and for the four months preceding the date thereof in a jurisdiction of Canada.

5.

PURCHASER’S REPRESENTATIONS AND WARRANTIES

5.1

The Purchaser acknowledges, represents, warrants and covenants to and with (on its own behalf and, if applicable, on behalf of those for whom the Purchaser is contracting hereunder) the Issuer, the Agent and the U.S. Affiliate, that, as at the date of this Agreement and at the Closing Date:

(a)

The Issuer has not filed a prospectus with any of the Commissions or any other securities commission or similar authority in connection with the offering of the Units and that:

(i)

the Purchaser is restricted from using most of the civil remedies available under the Acts;

(ii)

the Purchaser may not receive information that would otherwise be required to be provided to him under the Acts;

(iii)

the Issuer is relieved from certain obligations that it would otherwise be required to give if it provided a prospectus under the Acts; and

(iv)

the issuance and sale of the Units to the Purchaser is subject to the sale being exempt from the prospectus requirements of the Acts.

(b)

The Purchaser is a U.S. Person and has duly completed, executed and delivered to the Issuer Appendix II to this Agreement (Certificate of U.S. Purchaser) and represents, warrants and covenants to the Issuer as to the accuracy of all matters set out therein.

(c)

The Purchaser certifies that it is not resident in British Columbia and acknowledges that:

(i)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii)

there is no government or other insurance covering the Securities;

(iii)

there are risks associated with the purchase of the Securities;

(iv)

there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities; and

(v)

the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Acts and, as a consequence of acquiring Securities pursuant to this exemption, certain protections, rights and remedies provided by the Acts, including statutory rights of rescission or damages, will not be available to the Purchaser.

(d)

The Purchaser:

(i)

is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which the Purchaser is resident (the “International Jurisdiction”) which would apply to the acquisition of the Units, if any;

(ii)

is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable the Purchaser is permitted to purchase the Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to reply on any exemption;

(iii)

the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Units; and

(iv)

the purchase of the Purchaser's Units by the Purchaser does not trigger:

(A)

any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(B)

any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction; and

the Purchaser will, if requested by the Issuer or the Agent, deliver to the Issuer and the Agent a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably.

(e)

No person has made to the Purchaser any written or oral representations:

(i)

that any person will resell or repurchase the Securities;

(ii)

that any person will refund the purchase price of the Units or the Warrant Shares;

(iii)

as to the future price or value of any of the Securities; or

(iv)

that the Securities will be listed and posted for trading on a stock exchange or that an application has been made to list and post the Securities for trading on a stock exchange, other than the Shares and Warrant Shares on the Exchange.

(f)

The Purchaser is not a “control person” of the Issuer as defined in the BC Act, will not become a “control person” by virtue of the purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer.

(g)

The Purchaser has no knowledge of a “material fact” or “material change” (as those terms are defined in the Acts) in the Issuer’s affairs that has not been generally disclosed to the public, save knowledge of this particular transaction.

(h)

If the Purchaser is an individual, the Purchaser has attained the age of majority and is legally competent to enter into and sign this Agreement and to take all actions required pursuant hereto, and if the Purchaser is a corporation, the Purchaser is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and its directors, shareholders, and others have given all necessary approvals to authorize the signing of this Agreement on the Purchaser’s behalf.

(i)

The entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a part or by which it is or may be bound.

(j)

The Purchaser has duly signed and delivered this Agreement and this Agreement constitutes a legal, valid, and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.

(k)

The Purchaser has obtained independent advice as to the applicable hold period imposed on the Securities by MI 45-102, other securities legislation and the Exchange, and confirms that the Issuer has made no representations regarding the applicable hold periods for the Securities, and the Purchaser is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with MI 45-102, other applicable securities legislation and the Exchange’s policies.

(l)

If required by applicable securities legislation, policy, or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will sign, deliver, file, and otherwise assist the Issuer in filing all reports, undertakings, and other documents required with respect to the issue of the Securities.

(m)

the Purchaser is capable of assessing and evaluating the risks and merits of this investment as a result of the Purchaser’s financial, investment or business experience or as a result of advice received from a registered person other than the Issuer or an affiliate thereof, and the Purchaser or, where it is not purchasing as principal, each beneficial purchaser is able to bear the economic loss of its investment.

(n)

the Purchaser (or, if applicable, others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or, if applicable, others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation.

(o)

the Purchaser acknowledges that Agent’s counsel is acting as counsel to the Agent and not as counsel to the Purchaser, and the relationship of the Agent’s counsel with the Purchaser is limited solely to the provision of customary commercial legal opinions at the Closing Date, where applicable, and responding to any questions which the Purchaser may have regarding the terms of the documents to be delivered in connection with this transaction.

(p)

The Purchaser makes the representations, warranties, covenants, and acknowledgements contained in this Agreement and in any other Appendices, documents, or materials signed and delivered by the Purchaser hereunder and, if applicable, in its Corporate Placee Registration Form currently on file or to be filed with the Exchange, with the intent that the Issuer, its professional advisors, the Agent and the U.S. Affiliate may rely on them in determining the Purchaser’s eligibility or, if applicable, the eligibility of others on whose behalf the Purchaser is contracting to purchase the Units, and the Purchaser agrees to indemnify the Issuer and the Agent against all losses, claims, costs, expenses, and damages or liabilities which the Issuer or the Agent may suffer or incur caused by or arising from its reliance thereon.

(q)

The Purchaser agrees that the representations, warranties, covenants, and acknowledgements set forth above or in any Appendix hereto will be true and correct both as of the signing date of this Agreement and as of the Closing Date and that they will survive the Purchaser’s purchase of the Units and will continue in full force and effect even if the Purchaser subsequently disposes of any of the Securities.  The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty, or other information relating to the Purchaser set forth herein which takes place before the Closing Date.

6.

ISSUER’S COVENANTS

6.1

The Issuer covenants and agrees with the Purchaser as follows:

(a)

the Issuer will promptly comply with all filing and other requirements under all applicable securities laws in connection with the Private Placement;

(b)

the Purchaser shall have the benefit of the representations and warranties made by the Issuer in the Agency Agreement as if such representations and warranties were made by the Issuer in this Agreement; and

(c)

on the Closing Date, the Issuer will have taken all necessary steps to duly and validly create and issue the Securities.

7.

RESALE RESTRICTIONS

7.1

In addition to the restrictions set forth in Appendix II hereto, the Purchaser acknowledges that the Securities will be subject to restrictions on resale imposed by MI 45-102 and other applicable securities legislation until:

(a)

the applicable statutory hold period has expired, which in British Columbia, Alberta and Ontario will be  four months from the Closing Date; or

(b)

a further statutory exemption under the BC Act or applicable securities legislation is available to the Purchaser and the prior consent of the Exchange is obtained; or

(c)

an appropriate discretionary order is obtained under applicable securities legislation and the prior consent of the Exchange is obtained; or

(d)

the Purchaser, if a "control person" (as defined under applicable securities legislation), has satisfied all conditions relating to sales by control persons set out in MI 45-102.

7.2

The Purchaser agrees to consult his own legal advisors regarding the statutory resale restrictions applicable to the Securities before the resale of any of the Securities.

7.3

The certificates representing the Securities will bear a legend denoting the resale restrictions imposed by MI 45-102, other applicable securities legislation and the Exchange.  The Purchaser agrees to sell, assign, or transfer the Securities only in accordance with these legends and the requirements of MI 45-102, other applicable securities legislation and the Exchange.

8.

AGENT'S COMMISSION

8.1

Pursuant to the Agency Agreement to be entered into between the Issuer and the Agent, the Issuer has engaged the Agent to act as the sole and exclusive agent for the Private Placement on a best efforts basis.  The Purchaser acknowledges and agrees that in connection with the issue and sale of the Units, the Agent will receive from the Issuer on Closing:

(a)

a commission equal to 7% of the aggregate gross proceeds from the sale of the Units and FT Units under the Offering, including any Units sold pursuant to the Over-Allotment Option, payable in cash, in Units (with an ascribed value of $0.80 per Unit) or in a combination thereof at the election of the Agent, such election to be made prior to or on the Closing Date;

(b)

Agent’s options (the “Agent’s Options”) entitling the Agent to purchase that number of Common Shares of the Corporation (the “Agent’s Shares”) equal to 10% of the number of Units and FT Units sold by the Agent pursuant to the Offering, including any Units sold pursuant to the Over-Allotment Option,  at an exercise price of $0.85 per Agent’s Share for a period of two years from the Closing Date.

No other fee or commission is payable by the Corporation in connection with the completion of the Private Placement.  However, the Corporation will pay certain fees and expenses of the Agent in connection with the Private Placement as set out in the Agency Agreement.

9.

APPOINTMENT OF AGENT

9.1

The Purchaser (on its own behalf and, if applicable on behalf of others for whom the Purchaser is contracting for hereunder) hereby irrevocably authorizes the Agent:

(a)

to complete and correct in its sole discretion any information contained in this Agreement (including the Appendices hereto), and any other document prepared or delivered by the Purchaser in connection with the Private Placement, which may require completion or correction;

(b)

to negotiate, settle and amend the form of the Warrant Certificate and any other agreement entered into or to be entered into in connection with this transaction;

(c)

to negotiate and waive, in whole or in part, or extend the time for compliance with, any of the Issuer's representations, warranties or covenants or closing conditions, given or made by the Issuer for the benefit of the Purchaser, including but not limited to those contained herein, in the Agency Agreement and any other agreement, instrument or document entered into by the Agent or the Purchaser in connection with this subscription or the Private Placement, all in such manner and on such terms and conditions as the Agent may determine, acting reasonably, without in any way affecting the Purchaser's obligations or the obligations of such others hereunder;

(d)

to act as the Purchaser's representative at the closing of the Private Placement to, among other things, receive certificates representing the Securities subscribed for by the Purchaser, and to swear, execute and file any receipts or other required documentation on behalf of the Purchaser, and

(e)

to terminate this subscription on behalf of the Purchaser in the event that any condition precedent to the completion of the Private Placement has not been satisfied by the date set therefor.

9.2

Although the Agent may have introduced the Purchaser to the Issuer, the Purchaser acknowledges and agrees with, and for the benefit of, the Agent, such acknowledgments and agreements to survive Closing Date, that:

(a)

the Agent and its directors, officers, employees, agents and representatives have no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the Disclosure Record, or as to whether all information concerning the Issuer that is required to be publicly disclosed by it has been generally disclosed;

(b)

the Agent has not engaged in any independent verification with respect to the information contained in the Disclosure Record; and

(c)

the Agent is entitled to rely on the statements, covenants and answers of the Purchaser and the Issuer contained in this subscription, and that the Purchaser will hold harmless the Agent and the Issuer from any loss or damage they may suffer whatsoever as a result of any misrepresentation of the Purchaser contained herein or the Purchaser's failure to accurately complete any of the information required to be completed by the Purchaser herein.

9.3

Although the Agent or the U.S. Affiliate may have introduced the Purchaser to the Issuer, the Purchaser and the Issuer acknowledge and agree with and for the benefit of the Agent or the U.S. Affiliate that:

(a)

the Agent, the U.S. Affiliate and their respective directors, officers, employees, agents, and representatives have no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the information contained in this Agreement, or any other publicly available information concerning the Issuer or as to whether the Issuer has generally disclosed all information concerning the Issuer that it was required to disclosed;

(b)

neither the Agent nor the U.S. Affiliate has engaged in any independent investigation or verification regarding this Agreement or any other information;

(c)

each of the Agent and the U.S. Affiliate is entitled to rely on the statements and answers of the Purchaser and the Issuer contained in this Agreement and in the Appendices, and that the Purchaser will hold harmless the Agent, the U.S. Affiliate and the Issuer from any loss or damage it may suffer as a result of the Purchaser’s failure to correctly complete the Appendices; and

(d)

the Purchaser and the Issuer release the Agent, the U.S. Affiliate and any of their respective affiliates and any of the Agent’s or the U.S. Affiliate's directors, officers, and employees from any claims, losses, damages, liabilities (or actions in respect thereof), costs, and expenses that may arise in respect of this Agreement.

10.

SUBSCRIPTION

10.1

This subscription is irrevocable except that the Purchaser reserves the right to withdraw this subscription and to terminate its obligations hereunder at any time before the Closing Date if the Agent terminates its obligations with respect to this Private Placement under the Agency Agreement and the Purchaser hereby appoints the Agent as its agent for the purpose of notifying the Issuer of the withdrawal or termination of this subscription.

10.2

The Purchaser hereby authorizes and directs the Issuer and the Agent to deliver certificates representing the Shares and the Warrants to be issued to such Purchaser pursuant to this Subscription Agreement either (a) to the residential or business address indicated in this subscription or (b) directly to the Purchaser’s account, if any, maintained with the Agent.

10.3

The Purchaser hereby authorizes and directs the Agent to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, without interest or penalty, including any customer account maintained with the Agent.

10.4

This subscription may be accepted in whole or in part by the Issuer at its sole discretion and the right is reserved to the Issuer at its sole discretion to allot to any Purchaser less than the amount of Units subscribed for.  Confirmation of acceptance or rejection of this subscription will be forwarded to the Purchaser promptly after the acceptance or rejection of the subscription by the Issuer.  If this subscription is rejected in whole, the funds delivered by the Purchaser to the Agent representing the purchase price for the Units subscribed for herein will be promptly returned to the same account from which the funds were drawn, without interest or penalty, including any customer account maintained with any of the Agent.  If this subscription is accepted only in part, the funds representing the portion of the purchase price representing that portion of the subscription for the Units which is not accepted will promptly be similarly returned.

11.

CLOSING DATE

11.1

The Closing Date will take place on November 10, 2005, unless the Issuer and the Agent otherwise agree.

11.2

On the Closing Date, subject to section 4.1, the Issuer will issue and deliver to the Agent, on behalf of the Purchaser the certificates representing the Shares and Warrants purchased by the Purchaser registered as instructed on page 2 of this Agreement.

12.

COLLECTION OF PERSONAL INFORMATION.

12.1

The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) acknowledges and consents to the collection by the Issuer and the Agent  of the Purchaser's (and any beneficial purchaser’s) personal information for the purpose of completing the Purchaser’s subscription.  The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) acknowledges and consents to the Issuer and Agent retaining the personal information for as long as permitted or required by applicable law or business practices.  The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) further acknowledges and consents to the Issuer or the Agent disclosing as required by applicable securities laws, stock exchange rules, and IDA rules to regulatory authorities, or to other authorities pursuant to the Proceeds of Crime (Money Laundering) Act (Canada), any personal information provided by the Purchaser respecting itself (and any beneficial purchaser).  The Purchaser represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers.

12.2

Furthermore, the Purchaser is hereby notified that:

(i)

the Company may deliver to the Ontario Securities Commission certain personal information pertaining to the Purchaser, including such Purchaser’s full name, residential address and telephone number, the number of Units purchased by the Purchaser and the total purchase price paid for such Units, the prospectus exemption relied on by the Company and the date of distribution of the Units,

(ii)

such information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation,

(iii)

such information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and

(iv)

the Purchaser may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number:

Administrative Assistant to the Director of Corporate Finance
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario, M5H 3S8
Telephone:  (416) 593-8086

13.

CONSENT

13.1

 By executing this Subscription Agreement, the Purchaser (on its own behalf and, if applicable, on behalf of each beneficial purchaser on whose behalf the Purchaser is acting) acknowledges and expressly consents to:

(a)

the disclosure of Personal Information by the Issuer to the Exchange (as defined in Exchange Appendix 6A) pursuant to Form 4B; and

(b)

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6A or as otherwise identified by the Exchange, from time to time.

For the purposes of this Section 12, “Personal Information" means any information about the Purchaser, and includes information contained in Part II Items 8, 9, 10 and Part IV Item 3(a), as applicable, of Form 4B, and “Form 4B” means Exchange Form 4B entitled Private Placement Notice Form

14.

NOTICE

14.1

Any notice under this Agreement will be given in writing and must be delivered, sent by facsimile transmission, or mailed by prepaid post and addressed to the party to which notice is to be given at the address indicated above, or at another address designated by the party in writing.

14.2

If notice is sent by facsimile transmission or is delivered, it will be deemed to have been given at the time of transmission or delivery.

14.3

If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

14.4

If there is an interruption in normal mail service due to strike, labour unrest, or other cause at or prior to the time a notice is mailed, the notice will be sent by facsimile transmission or will be delivered.

15.

MISCELLANEOUS

15.1

A party may not assign this Agreement without the other party’s written consent.

15.2

All references to currency refer to Canadian dollars.

15.3

Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

15.4

Except as expressly provided in this Agreement and in the agreements, instruments, and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties regarding the Securities and there are no other terms, conditions, representations, or warranties, whether expressed, implied, oral, or written, by statute, by common law, by the Issuer, or by anyone else.

15.5

The parties to this Agreement may amend this Agreement only in writing.

15.6

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their successors and permitted assigns.

15.7

This Agreement is to be read with all changes in gender or number required by the context.

15.8

This Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties irrevocably attorn and submit to the jurisdiction of the court of British Columbia with respect to any dispute related to this Agreement.

15.9

The parties may sign this Agreement in any number of counterparts and may deliver this Agreement by facsimile, all of which, when taken together, will be deemed to be one and the same document.

15.10

Provided that it has been accepted by the Issuer, this Agreement is intended to and shall take effect on the effective date of the Agency Agreement, notwithstanding its actual date of execution or delivery by any of the parties.

15.11

All costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel obtained by the Purchaser) relating to the sale of the Units to the Purchaser shall be borne by the Purchaser.

APPENDIX I

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided.  This Form will remain on file with the Exchange.  The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates.  If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies.  If as a result of the Private Placement, the Placee becomes an Insider of the Corporation, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.

Placee Information:

(a)

Name:_______________________________________________________________________

(b)

Complete Address:_____________________________________________________________

_________________________________________________________________________________

(c)

Jurisdiction of Incorporation or Creation: ___________________________________________

2.

(a)

Is the Placee purchasing securities as a portfolio manager (Yes/No)? ______________________

(b)

Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? _______

_________________________________________________________________________________

3.

If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in _____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)

it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)

the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.

If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta)).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)

the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)

the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at __________________________________ on _______________________________________.

______________________________________________

(Name of Purchaser - please print)

_______________________________________________

(Authorized Signature)

_______________________________________________

(Official Capacity - please print)

_______________________________________________

(please print name of individual whose signature

appears above)

THIS IS NOT A PUBLIC DOCUMENT

APPENDIX II

CERTIFICATE OF U.S. PURCHASER

The Purchaser understands and agrees that the Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or applicable state securities laws, and the Units are being offered and sold on behalf of Crosshair Exploration & Mining Corp. (the "Issuer"), by the Agent through the U.S. registered broker-dealer affiliate of the Agent (the “U.S. Affiliate”) to the Purchaser in reliance upon Rule 506 of Regulation D under the 1933 Act.

The undersigned represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Issuer, the Agent and the U.S. Affiliate (and acknowledges that the Issuer, the Agent and the U.S. Affiliate are relying thereon) that:

(a)

it is purchasing the Units either for its own account for investment purposes only or for the account of a beneficial purchaser for which it is exercising sole investment discretion and that is purchasing the Units for its own account for investment purposes only and, in any case, not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States; provided, however, that the Purchaser may sell or otherwise dispose of any of the Securities pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(b)

the Purchaser understands and acknowledges that none of the Securities have been or will be registered under the 1933 Act or the securities laws of any state, and that the Securities are being offered and sold to a limited number of U.S. Accredited Investors in transactions not requiring registration under the 1933 Act; accordingly, the Securities are “restricted securities” within the meaning of Rule 144(a)(3) of the 1933 Act;

(c)

it acknowledges that the Issuer does not intend to register any of the Securities under the 1933 Act, or the securities laws of any state of the United States and has no obligation to do so;

(d)

the Purchaser has not purchased the Securities as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(e)

the Issuer has provided the Purchaser with the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and the Purchaser has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities;

(f)

it, and each beneficial purchaser for whom it is acting, if any, satisfies one or more of the categories of U.S. Accredited Investor indicated below (the Purchaser must initial the appropriate line(s) for itself and for each beneficial purchaser on behalf of whom it is purchasing, if any):

________ Category 1.

A bank, as defined in Section 3(a)(2) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

________ Category 2.

A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

________ Category 3.

A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

________ Category 4.

An insurance company as defined in Section 2(13) of the 1933 Act; or

________ Category 5.

An investment company registered under the United States Investment Company Act of 1940; or

________ Category 6.

A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

________ Category 7.

A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

________ Category 8.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or

________ Category 9.

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

________ Category 10.

A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

________ Category 11.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

________ Category 12.

Any director or executive officer of the Issuer; or

________ Category 13.

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the date hereof exceeds U.S.$1,000,000; or

________ Category 14.

A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

________ Category 15.

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

________ Category 16.

Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

(g)

it understands that if it (or any beneficial purchaser on whose behalf it is acting) decides to offer, sell or otherwise transfer the Securities, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i)

the transfer is to the Issuer;

(ii)

the transfer is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

(iii)

the transfer is made in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with applicable state securities laws; or

(iv)

the Securities are transferred in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities and it has prior to such sale furnished to the Corporation an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to the Issuer;

(h)

it understands that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Securities, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY [IF A WARRANT, INSERT: AND THE SECURITIES ISSUED UPON THE EXERCISE OF THIS WARRANT] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.  AT ANY TIME THE COMPANY IS A “FOREIGN ISSUER” AS DEFINED IN RULE 902 UNDER THE 1933 ACT, A NEW CERTIFICATE, BEARING NO LEGEND, THE DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY” MAY BE OBTAINED FROM THE COMPANY’S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT TO THE EFFECT THAT THE SALE OF THE SECURITIES IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AT A TIME WHEN THE COMPANY IS A “FOREIGN ISSUER” AS DEFINED IN RULE 902 UNDER THE 1933 ACT.”

provided, that if any of the Securities are being sold under clause (B) above, at a time when the Issuer is a “foreign issuer” as defined in Rule 902 under the 1933 Act, the legend set forth above may be removed by providing a declaration to the Issuer and its transfer agent in the form attached hereto as Appendix A or as the Issuer may from time to time prescribe, to the effect that the sale of such securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act;

provided further, that if any of the Securities are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the Issuer's transfer agent of an opinion satisfactory to the Issuer to the effect that the legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

(i)

it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(j)

the Purchaser understands and agrees that there may be material tax consequences to the Purchaser of an acquisition, holding or disposition of the Securities.  None of the Issuer , the Agent or the U.S. Affiliate gives any opinion or makes any representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the Purchaser’s acquisition, holding or disposition of such securities, and the Purchaser acknowledges that the undersigned is solely responsible for determining the tax consequences to its investment.  In particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

(k)

it understands and acknowledges that the Issuer is not obligated to remain a “foreign issuer” (as such is defined in Rule 405 promulgated under the 1933 Act);

(l)

it understands and agrees that the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

The capitalized terms not defined in this Schedule II shall have the meanings ascribed to them in the Subscription Agreement.

The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing.

If a Corporation, Partnership or Other Entity: Name of Entity Type of Entity Signature of Person Signing Print or Type Name and Title of Person Signing	If an Individual: Signature Print or Type Name

Appendix A to

Appendix II, U.S. Accredited Investor Certificate

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:

Registrar and transfer agent for the common shares of CROSSHAIR EXPLORATION & MINING CORP. (the “Issuer”):

The undersigned (A) acknowledges that the sale of the securities of the Issuer to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that:  (1) the undersigned is not an “affiliate” of the Issuer (as that term is defined in Rule 405 under the U.S. Securities Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated ________________________________, ________.

X_____________________________________

Signature of individual (if Purchaser is an individual)

X_____________________________________

Authorized signatory (if Purchaser is not an individual)

______________________________________

Name of Purchaser (please print)

______________________________________

Name of authorized signatory (please print)

______________________________________

Official capacity of authorized signatory
(please print)